UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
PFGI CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	04-3659419

(State of Incorporation or Organization)	(IRS Employer Identification No.)

1900 East Ninth Street, Cleveland, Ohio	44114-3484

(Address of Principal Executive Offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [    ]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ x ]
Securities Act registration statement file number to which this form relates:    333-88446 and 333-88446-01
                                                       (if applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange of Which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:
Series A Non-Cumulative Preferred Stock

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     For a description of the Series A Non-Cumulative Preferred Stock to be registered hereunder by PFGI Capital Corporation, reference is made to the Registration Statement on Form S-3 filed by PFGI Capital Corporation and Provident Financial Group, Inc. (the “Registrants”) with the Securities and Exchange Commission (the “Commission”) on May 16, 2002 (File Nos. 333-88446 and 333-88446-01), as amended by a Pre-Effective Amendment No. 1 filed with the Commission on June 1, 2002 and a Pre-Effective Amendment No. 2 filed with the Commission on June 6, 2002 (as amended, the “Registration Statement”), and the description included under the caption “Description of the Securities” in the form of prospectus included in the Registration Statement. The prospectus including such description filed by the Registrants pursuant to Rule 424(b) on June 10, 2002 under the Securities Act of 1933, as amended, is hereby incorporated by reference herein.
Item 2. Exhibits.

Exhibit
Number	Exhibit Description
3.1	By-Laws incorporated by reference to Exhibit 3.2 to PFGI Capital’s Registration Statement on Form S-3 (Registration No. 333-88446) Filed May 16, 2002.

3.2	Amended and Restated Articles of Incorporation incorporated by reference to Exhibit 3.5 to PFGI Capital’s Amended Registration Statement on Form S-3/A (Registration No. 333-88446) Filed June 6, 2002.

4.4	Series A Preferred Stock Certificate incorporated by reference to Exhibit 4.5 to PFGI Capital’s Amended Registration Statement on Form S-3/A (Registration No. 333-88446) Filed June 6, 2002.
SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PFGI Capital Corporation (Registrant)
Dated: August 17, 2005	By	/s/ Linda K. Erkkila

Linda K. Erkkila, Secretary

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